EXHIBIT 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE

PATRIOT COAL TO IDLE LOGAN COUNTY THERMAL COAL COMPLEX

ST. LOUIS, September 10, 2013 - Patriot Coal Corporation (OTC: PCXCQ) today announced plans to idle its Logan County complex located near Man, West Virginia, reducing thermal coal production by approximately two million annual tons. Pursuant to the WARN Act, the Company gave 60-day notice today to affected employees. The operations expected to be idled include the Guyan surface mine and the Fanco preparation plant and rail loadout - with a total of approximately 250 employees being impacted. Efforts are being made to place employees into open positions at other Patriot subsidiary operations, and the Company currently anticipates that about 50 employees will be offered jobs at those locations.
This is an unfortunate but necessary step to align Patriot's production with expected sales,” said Patriot President and Chief Executive Officer Bennett K. Hatfield. “Despite the substantial progress being made in the Patriot reorganization, we still have to contend with the industry-wide challenge of coal prices that have fallen well below production costs at many Central Appalachian mines. Thermal coal markets are extremely weak due to low natural gas prices and costly regulatory changes that have reduced coal-fueled electricity generation capacity.”

About Patriot Coal
Patriot Coal Corporation is a producer and marketer of coal in the eastern United States, with 11 active mining complexes in Appalachia and the Illinois Basin. Patriot ships to domestic and international electricity generators, industrial users and metallurgical coal customers, and controls approximately 1.8 billion tons of proven and probable coal reserves.

Forward-Looking Statements
Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. These statements involve certain risks and uncertainties that may be beyond our control and may cause our actual future results to differ materially from our current expectations both in connection with the Chapter 11 filings Patriot announced on July 9, 2012 and our business and financial prospects. No assurance can be made that these events will come to fruition. We undertake no obligation (and expressly disclaim any such obligation) to publicly update or revise any forward-looking

EXHIBIT 99.1

statement, whether as a result of new information, future events or otherwise. Factors that could affect our results include, but are not limited to: (i) the ability of Patriot and its subsidiaries to continue as a going concern, (ii) the ability of Patriot and its subsidiaries to operate within the restrictions and liquidity limitations of the post-petition credit facilities authorized by the Bankruptcy Court, (iii) the ability of Patriot and its subsidiaries to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 cases, (iv) the ability of Patriot and its subsidiaries to successfully complete a reorganization under Chapter 11 and emerge from bankruptcy, which is dependent upon, among other things, the ability to implement changes to wage and benefit programs and postretirement benefit obligations consensually or pursuant to Sections 1113 and 1114 of the Bankruptcy Code, to minimize liabilities upon emergence and to obtain post-bankruptcy financing, (v) the effects of the bankruptcy filing on Patriot and its subsidiaries and the interests of various creditors, equity holders and other constituents, (vi) Bankruptcy Court rulings in the Chapter 11 cases and the outcome of the cases in general, (vii) the length of time Patriot and its subsidiaries will operate under the Chapter 11 cases, (viii) risks associated with third-party motions in the Chapter 11 cases, which may interfere with the ability of Patriot and its subsidiaries to develop one or more plans of reorganization and consummate such plans once they are developed, (ix) the potential adverse effects of the Chapter 11 proceedings on Patriot's liquidity or results of operations, (x) the ability to execute Patriot's business and restructuring plans, (xi) increased legal costs related to Patriot's bankruptcy filing and other litigation, and (xii) the ability of Patriot and its subsidiaries to maintain contracts that are critical to their operation, including to obtain and maintain normal terms with their vendors, customers, landlords and service providers and to retain key executives, managers and employees. In the event that the risks disclosed in Patriot's public filings and those discussed above cause results to differ materially from those expressed in Patriot's forward-looking statements, Patriot's business, financial condition, results of operations or liquidity, and the interests of creditors, equity holders and other constituents, could be materially adversely affected. For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to Patriot's Form 10-K and Form 10-Q reports.

MEDIA CONTACT:                         Investor CONTACT:
Michael Freitag/Aaron Palash                Janine Orf
Joele Frank, Wilkinson Brimmer Katcher            (314) 275-3680
(212) 355-4449                        jorf@patriotcoal.com

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